Exhibit 1.1
REDWIRE CORPORATION
$250,000,000
Common Stock
$0.0001 par value per share
Equity Distribution Agreement
November 10, 2025
Truist Securities, Inc.
50 Hudson Yards, 70th Floor
New York, New York 10001
J.P. Morgan Securities LLC
270 Park Avenue
New York, New York 10017
BofA Securities, Inc.
One Bryant Park
New York, New York 10036
TCBI Securities, Inc.,
d/b/a Texas Capital Securities
2000 McKinney Avenue, Suite 700
Dallas, Texas 75201
Ladies and Gentlemen:
Redwire Corporation, a corporation organized under the laws of Delaware (the “Company”), confirms its agreement (this “Agreement”) with Truist Securities, Inc., J.P. Morgan Securities LLC, BofA Securities, Inc. and TCBI Securities, Inc., doing business as Texas Capital Securities (each, an “Agent” and collectively, the “Agents”) as follows:
1.Description of Shares. The Company proposes to issue and sell through or to the Agents, as sales agents and/or principals, shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), having an aggregate gross sales price of up to $250,000,000 (the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Shares through the Agents, the Company hereby appoints the Agents as exclusive agents of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement and each Agent agrees to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to solicit purchases of the Shares on the terms and subject to the conditions stated herein. Subject to the terms of this Agreement, the Company hereby reserves the right to issue and sell shares of Common Stock other than through or to the Agents during the term of this Agreement on terms that it deems appropriate. The Company agrees that whenever it determines to sell the Shares directly to an Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of

Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 18 hereof.
2.Representations and Warranties. The Company represents and warrants to, and agrees with, each Agent at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.
(a)The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”) on Form S-3 (File No. 333-289380), which automatic shelf registration statement became effective upon filing under Rule 462(e) under the Securities Act (the “Initial Registration Statement”); the base prospectus filed as part of the Initial Registration Statement, as amended in the form in which it has been filed with the Commission on or prior to the date of this Agreement relating to the Shares, is hereinafter called the “Basic Prospectus”; the various parts of the Initial Registration Statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Securities Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, together with the final prospectus (the “Final Prospectus”) relating to the Shares filed with Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to “amend”, “amendment” or “supplement” with respect to the Basic Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”.
(b)No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the Company’s knowledge, threatened by the Commission. No order preventing or suspending the use of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. The Company has not received, and has no notice from the Commission of, any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form. At the time of the filing of the Final Prospectus, the Company paid the required Commission filing fees relating to the shares of Common Stock that may be sold pursuant to this Agreement, in accordance with Rule 457(r) under the Securities Act.

(c)For the purposes of this Agreement, the “Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement. At the Execution Time, at each Applicable Time and at each Settlement Date (as defined below), the Disclosure Package does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any of the Agents specifically for use therein set forth in Section 7(a). Any Issuer Free Writing Prospectus(es) issued at or prior to such Applicable Time, as of each Applicable Time and each Settlement Date, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each applicable Issuer Free Writing Prospectus will not conflict with the information contained in the Registration Statement, or the Prospectus and each such Issuer Free Writing Prospectus as of such Applicable Time will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by any of the Agents specifically for use therein.
(d)The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and, when read together with the other information included in the Registration Statement and the Prospectus, none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act or Exchange Act, as applicable, and, when read together with the other information included in the Registration Statement and the Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(e)The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and do not and will not, as of the applicable Effective Date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Applicable Time and each Settlement Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Company by any of the Agents specifically for use therein.
(f)From the time of initial filing of the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).
(g)The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their consolidated operations and the changes in their consolidated cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information required to be stated therein; any financial statements of businesses or properties acquired or proposed to be acquired, if any, included in the Registration Statement and the Prospectus have been prepared in all material respects in accordance with the financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X under the Exchange Act, as applicable, including, without limitation, the financial statements of Edge Autonomy Intermediate Holdings, LLC, a Delaware limited liability company (“Edge”), together with the related notes thereto and related schedules included in the Registration Statement and the Prospectus; the other financial information included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; all disclosures included or incorporated by reference in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus have been prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement and the Prospectus. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act.
(h)Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of common stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement and the Prospectus), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock other than pursuant to the terms of the Certificate of Designation governing the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Convertible Preferred Stock”), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.
(i)The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing or with active status, as applicable, under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing or with active status, as applicable, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).
(j)The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights that have not been duly waived or satisfied; except as described in or expressly contemplated by the Registration Statement and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.
(k)With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the Company’s Board of Directors (the “Board”) (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in all material respects in accordance with the terms of the Company Stock Plans, the

Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which Company securities are traded, and (iii) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.
(l)The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.
(m)This Agreement has been duly authorized, executed and delivered by the Company. Each Terms Agreement, if any, will, as of the date thereof, be duly authorized, executed and delivered by the Company.
(n)The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and non-assessable and will conform in all material respects to the descriptions thereof in the Registration Statement and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights that have not been duly waived or satisfied.
(o)This Agreement conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.
(p)Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
(q)The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.
(r)No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state or foreign securities laws in connection with the offer and sale of the Shares by the Company pursuant to this Agreement.
(s)Except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no Actions are threatened by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus.
(t)KPMG LLP, who has certified certain financial statements of the Company and its subsidiaries, and PricewaterhouseCoopers LLP, who has certified certain financial statements of Edge, is each an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
(u)The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(v)(i) The Company and its subsidiaries own or have the right to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses (collectively, the “Company Intellectual Property”); (ii) to the Company’s knowledge, the Company’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any third party, (iii) neither the Company nor any of its subsidiaries has received any written notice or claim of any infringement, misappropriation or other violation of, or conflict with, any Intellectual Property of any person, (iv) to the Company’s knowledge, there is no threatened action, suit, proceeding or claim by others against the Company or any of its subsidiaries: (A) challenging the Company’s or its subsidiaries’ rights in or to any Company Intellectual Property or (B) challenging the validity, enforceability or scope of any Company Intellectual Property, (v) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating Company Intellectual Property owned by the Company or its subsidiaries, and (vi) the Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Company Intellectual Property has been licensed to the Company or any subsidiary, and all such agreements are in full force and effect.
(w)No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents.
(x)The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
(y)The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof (taking into account all permitted extensions) except where failure to pay or file, as applicable, would not result in a Material Adverse Effect; and except as otherwise disclosed in each of the Registration Statement and the Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that would have a Material Adverse Effect.
(z)The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement and the Prospectus, or as would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course.
(aa)No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except in each case as would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.
(bb)     (i) The Company and its subsidiaries (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.
(cc)     (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) an increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) an increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.
(dd)     Except as described in the Registration Statement and the Prospectus, the Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(ee)     Except as described in the Registration Statement and the Prospectus, the Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(ff)     The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(gg)     The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
(hh)     The Company and its subsidiaries have implemented and maintained industry standard controls, policies, procedures, and safeguards to maintain and protect their confidential information and Personal Data (as defined below) and the integrity, continuous operation, redundancy and security of the IT Systems (as defined below) used in connection with their businesses, and except as described in the Registration Statement and the Prospectus, (i) the information technology assets and equipment, computers, systems networks, hardware, software, websites, applications and databases used in connection with their businesses (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) to the knowledge of the Company, there have been no breaches, violations, outages or accidental or unlawful destruction, loss, alteration or unauthorized uses of or accesses to, or disclosures of or other compromises of the IT Systems, confidential information and/or Personal Data (each, a “Security Incident”), except for those that have been remediated without cost or liability or the duty to notify any other person or for any such breaches, violations, outages or unauthorized uses or accesses to the same; (iii) the Company and its subsidiaries are presently and have been since January 1, 2022, in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority relating to the IT Systems and privacy and security of Personal Data, including, without limitation, each to the extent applicable, the Federal Trade Commission Act, the General Data Protection Regulation, and the California Consumer Privacy Act (“Privacy Laws”); and (iv) the Company and its subsidiaries have not received notice of or been required to notify any person or governmental entity of any actual or potential Security Incident and/or violation of any Privacy Laws and there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened in writing against the Company or its subsidiaries alleging non-compliance with Privacy Laws and/or in relation to any Security Incident; with respect to each of the above, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Personal Data” shall mean all data relating to an identified or reasonably identifiable natural person, and/or is “personally identifiable information,” “personal information,” “personal data” or similar term under all applicable laws and regulations.
(ii)     Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(jj)     The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(kk)     Neither the Company nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company, any employee, agent, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is an individual or entity that is, or is owned or controlled by one or more persons that are currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran and North Korea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as agent, advisor, underwriter, investor or otherwise) of Sanctions. For the past ten years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(ll)     With respect to each contract (including any purchase, delivery or task order, basic ordering agreement, pricing agreement, letter contract, grant, cooperative agreement, or change order) between the Company or any of its subsidiaries, on one hand, and any governmental authority or any prime contractor or subcontractor (at any tier) of any governmental authority, on the other hand (“Government Contract”) and any proposals or bids submitted for any Government Contract, during the three years prior to the date hereof: (i) neither the Company nor any of its subsidiaries nor any of their respective directors, officers, principals, or, to the knowledge of the Company, any current employee is or has been suspended or debarred, proposed for debarment or suspension, declared ineligible or determined non-responsive from holding, performing or bidding on any Government Contract, and no such proceeding regarding suspension, debarment, ineligibility or non-responsibility has been commenced or, to the Company’s knowledge, threatened in writing; (ii) the Company and each of its subsidiaries have complied with all laws applicable to Government Contracts and the terms and conditions of (including all representations and certifications relating to) each Government Contract; (iii) neither the Company nor any of its subsidiaries has received any written notice of termination for default or cause, cure notice, or show cause notice; (iv) neither the Company nor any of its subsidiaries has received any written notice of any audits by any governmental or regulatory authority; and (v) neither the Company nor any of its subsidiaries has made any voluntary or mandatory disclosure to any governmental authority with respect to any irregularity, misstatement, significant overpayment, or actual, alleged, or potential violation of law, except, in the case of the foregoing clauses (ii), (iii) and (v), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(mm)     Except as described in the Registration Statement and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
(nn)     Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
(oo)     Except as described in the Registration Statement and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.
(pp)     Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.
(qq)    None of the transactions contemplated by this Agreement nor the application of the proceeds thereof by the Company as described in each of the Registration Statement and the Prospectus will violate or result in a violation Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(rr)    No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(ss)    Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
(tt)    There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
(uu)    At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a “well-known seasoned issuer,” each as defined in Rule 405 under the Securities Act.
(vv)    There are no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.
Any certificate signed by any officer of the Company and delivered to any Agent or counsel for any Agent in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to such Agent.
3.Sale and Delivery of Shares.
(a)Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Shares from time to time through the Agents, acting as sales agents, and each Agent agrees to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell, as sales agent for the Company, the Shares on the following terms.
(i)The Shares are to be sold by only one of the Agents on a daily basis on any day that (A) is a trading day for The New York Stock Exchange (other than a day on which The New York Stock Exchange is scheduled to close prior to its regular weekday closing time), (B) the Company has instructed such Agent by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement. The Company will designate the maximum amount of the Shares to be sold by such Agent daily as agreed to by such Agent (in any event not in excess of the amount available for issuance under the Prospectus and the then effective Registration Statement) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, such Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell on a particular day all of the Shares designated for the sale by the Company on such day. The gross sales price of the Shares sold under this Section 3(a) shall be the market price for shares of the Company’s Common Stock sold by such Agent under this Section 3(a) on The New York Stock Exchange at the time of sale of such Shares. For the avoidance of doubt, the Company shall submit instructions to sell Shares to only one Agent, if any, on any single trading day.
(ii)The Company acknowledges and agrees that (A) there can be no assurance that such Agent will be successful in selling the Shares, (B) such Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such Shares as required under this Agreement, and (C) each Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Agent and the Company.
(iii)The Company shall not authorize the issuance and sale of, and the relevant Agent shall not be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Board, or a duly authorized committee thereof, and notified to such Agent in writing. The Company or any Agent may, upon notice to the other party hereto by electronic mail or telephone (and in the case of telephone, confirmed promptly by electronic mail), suspend or terminate the offering (including conducting due diligence sessions and the making or deemed making of representations and warranties and deliveries of certificates, opinion letters and other instruments hereunder) of the Shares for any reason and at any time, or recommence such offering; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.
(iv)Each Agent hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including by means of ordinary brokers’ transactions between members of The New York Stock Exchange that qualify for delivery of a Prospectus to The New York Stock Exchange in accordance with Rule 153 and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Agent in writing.
(v)The compensation to each Agent for sales of the Shares with respect to which such Agent acts as sales agent under this Agreement shall be up to 3.0% of the gross sales price of the Shares sold pursuant to this Section 3(a) and payable as described in the succeeding subsection (vi) below. The foregoing rate of compensation shall not apply when such Agent acts as principal, in which case the Company may sell Shares to such Agent as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”). The Agent shall promptly notify the Company if any deduction referenced in the preceding sentence will be made.
(vi)Each Agent shall provide written confirmation (which may be by facsimile or electronic mail) to the Company as soon as reasonably practicable following the close of trading on The New York Stock Exchange each day in which the Shares are sold under this Section 3(a) setting forth the number of the Shares sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company, and the compensation payable by the Company to such Agent with respect to such sales.
(vii)Settlement for sales of the Shares pursuant to this Section 3(a) will occur in accordance with the standard trade settlement timing then in effect (currently the first Business Day following the date on which such sales are made) (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through an Agent for settlement on such date shall be issued and delivered by the Company to such Agent against payment of the aggregate net sales proceeds less any Transaction Fees for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares to such Agent’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay such Agent any commission to which it would otherwise be entitled absent such default.
(viii)At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(k)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified to incorporate disclosures from and, as necessary, relate to the Registration Statement, the Disclosure Package and the Prospectus as amended as of such date. Any obligation of any Agent to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, modified to incorporate disclosures from and, as necessary, relate to the Registration Statement, the Disclosure Package and the Prospectus, as amended as of such date, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.
(b)If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Agents of the proposed terms of such Placement. If any Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, such Agent and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or such Agent unless and until the Company and such Agent have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.
(c)Each sale of the Shares to an Agent shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by such Agent. The commitment of such Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by such Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by such Agent.
(d)Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1 of this Agreement, (ii) the number of shares of the Common Stock available for issuance under the then effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to each Agent in writing.
(e)If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
(f)Notwithstanding any other provision of this Agreement, the Company shall not request the sale of any Shares that would be sold, and the Agents shall not be obligated to sell, during any period in which the Company is in possession of material non-public information.

4.Agreements. The Company agrees with each Agent that:
(a)During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Securities Act, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus) to the Basic Prospectus or any registration statement, if any, increasing the size of the offering under the Registration Statement, filed pursuant to Rule 462(b) under the Securities Act, which shall become effective upon filing (a “Rule 462(b) Registration Statement”) (other than (i) any documents incorporated by reference or deemed incorporated therein by reference or (ii) any amendment or supplement that relates to the offering of other securities (including, without limitation, shares of Common Stock)), unless the Company has furnished to the Agents a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Agents reasonably object, unless the Company shall have determined that based on the advice of counsel, such amendment, supplement or filing is required by law. The Company has completed or will complete the Prospectus, in a form approved by the Agents, and file such Prospectus with the Commission pursuant to the applicable paragraph of Rule 424(b) once the Registration Statement is declared effective by the Commission and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Agents, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Agents of such timely filing. The Company will promptly notify the Agents (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission (other than (A) any documents incorporated by reference or deemed incorporated therein by reference or (B) any amendment or supplement that relates to the offering of other securities (including, without limitation, shares of Common Stock)), (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Securities Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective (other than (A) any documents incorporated by reference or deemed incorporated therein by reference or (B) any amendment or supplement that relates to the offering of other securities (including, without limitation, shares of Common Stock)), (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.
(b)If, during any period in which a prospectus is required to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any sale of Common Stock, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Agents so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to each Agent in such quantities as the Agents may reasonably request.
(c)During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary during such same period to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Agents of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to each Agent in such quantities as the Agents may reasonably request.
(d)As soon as practicable, the Company will make generally available to its security holders and to the Agents an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.
(e)The Company will furnish to each Agent and counsel for such Agent, without charge, if requested, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by such Agent or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as such Agent may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
(f)The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Agents may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.
(g)The Company agrees that, unless it has or shall have obtained the prior written consent of the Agents, and each Agent agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an

Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Agents or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
(h)At any time the Company has outstanding with any Agent any instructions to sell Shares but such instructions have not been fulfilled (excluding, for these purposes, any time that sales of the Shares have been made but not settled), suspended or cancelled, the Company will not offer, sell, contract to sell, pledge, lend or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction; provided, however, that the Company shall be permitted to engage in any such transaction three Business Days after such fulfilment, suspension or cancellation, as applicable. Notwithstanding the foregoing, the Company may (i) issue and sell Common Stock pursuant to this Agreement or any Terms Agreement, (ii) issue shares of Common Stock or options to purchase shares of its Common Stock or other awards, or shares of Common Stock upon exercise of options or warrants or vesting of awards, or the deemed issuance of Common Stock under Section 16 of the Exchange Act upon the cash settlement or vesting of phantom units, stock appreciation rights or other awards, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement and the Prospectus, as amended or supplemented, or any amendment to or replacement of such plan, (iii) issue shares of Common Stock or securities convertible into or exercisable for shares of Common Stock as consideration in a merger or other acquisition, (iv) file one or more of the following registration statements: (x) a Form S-8 or amendments thereto relating to the issuance of shares of Common Stock or the issuance and exercise of options to purchase shares of Common Stock granted under the employee benefit plans of the Company existing on the date of the Prospectus or any amendment to or replacement of such plan, (y) a universal or resale “shelf” registration statement on Form S-3 or amendments thereto relating to the issuance of Company securities (so long as no Company securities subject to this Section are offered or issued during such period) or resale of Company securities by selling stockholders pursuant to contractual arrangements with the Company, respectively, or (z) to which the Agents have consented, such consent not to be unreasonably withheld, conditioned, or delayed in connection with the Company’s entrance into a definitive agreement relating to an acquisition, (v) issue and sell Common Stock pursuant to any conversions or exercises of preferred stock (or dividends on preferred stock) or warrants disclosed in the Registration Statement and the Prospectus, as amended or supplemented, or (vi) offer and sell shares of Common Stock in firm commitment underwritten offerings; provided, however, that, in the case of each of clause (iii) and clause (vi), the Company shall have suspended the offering of Shares through any Agent at least three Business Days’ prior to the commencement of such issuance or offering if the Company has provided to such Agent outstanding instructions by the Company to sell Shares but such instructions have not been fulfilled (excluding, for these purposes, any time that sales of the Shares have been made but not settled), suspended or cancelled. In the event of a firm commitment underwritten offering by the Company, any Agent may (and all Agents shall if requested by the Company) suspend activity under this program for such period of time as may be reasonably requested by the Company or as may be deemed appropriate by such Agent. Notwithstanding anything herein to the contrary, if there are no outstanding sales of Shares (other than sales of Shares that have been made but not settled) and no instructions are outstanding with any Agents to sell any Shares, then the foregoing restrictions shall not apply in any event.
(i)The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares.
(j)The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter and other document provided to the Agents pursuant to Section 6 herein.
(k)Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement relating solely to the offering of securities other than the Shares, pursuant to clause (ii), a Current Report on Form 8-K which does not include financial statements or a proxy statement for an annual meeting of stockholders), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K which does not include financial statements or a proxy statement for an annual meeting of stockholders), (iii) the Shares are delivered to any Agent as principal at the Time of Delivery pursuant to a Terms Agreement, or (iv) otherwise as any Agent may reasonably request in connection of the filing of a Current Report on Form 8-K or a proxy statement by the Company (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Agents forthwith a certificate dated as of and delivered on (or within three Business Days after in the case of (i) or (ii) above) the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document or the Time of Delivery, or promptly upon request, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 6(d) of this Agreement which were last furnished to the Agents are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to deliver a certificate under this Section 4(k) shall be automatically waived at a time at which no offering of Shares under this Agreement is ongoing, no sale of Shares by the Agents is pending or no Terms Agreement is in effect (a “Waiver”), which Waiver, in each case, shall not apply the next time Shares are sold by the Agents or the Company enters into a Terms Agreement. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on a Waiver and did not provide the Agents with a certificate under this Section 4(k), then before any Agent sells any Shares, the Company promptly shall provide the Agents with a certificate required under this Section 4(k).
(l)On the initial Representation Date and each subsequent Representation Date that the Company delivers a certificate pursuant to Section 4(k), the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents a written opinion (including a negative assurance statement) of Sheppard, Mullin, Richter & Hampton LLP (each, a “Company Counsel”), or other counsel satisfactory to the Agents, each dated and delivered on, or within three Business Days of (in the case Section 4(k)(i) or Section 4(k)(ii) applies), the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document or the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, as applicable, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.
(m)On the initial Representation Date and each subsequent Representation Date that the Company delivers a certificate pursuant to Section 4(k), Sidley Austin LLP, counsel to the Agents or other counsel satisfactory to the Agents (“Sales Agents’ Counsel”), shall deliver a written opinion, dated and delivered on, or within three Business Days of (in the case Section 4(k)(i) or Section 4(k)(ii) applies), the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document or the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinions referred to in Section 6(c) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.
(n)Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that the Company delivers a certificate pursuant to Section 4(k) and (i) the Registration Statement or the Prospectus shall be amended or supplemented (excluding any amendment or supplement that relates to the offering of other securities (including, without limitation, shares of Common Stock)) to include additional or amended financial information (other than pursuant to clause (iii) or (iv)), (ii) the Shares are delivered to any Agent as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) at any Agent’s reasonable request and upon reasonable advance notice to the Company, there is filed with the Commission any document which contains financial information (other than an Annual Report on Form 10-K or Quarterly Report on Form 10-Q) incorporated by reference into the Prospectus, the Company shall cause each independent accountant that audits the financial statements incorporated by reference into the Prospectus, or other independent accountants satisfactory to the Agents forthwith, to furnish the Agents a letter, dated as of, or within three Business Days of (in the case Section 4(k)(i) or Section 4(k)(ii) applies), the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the

Agents, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.
(o)On the initial Representation Date and each subsequent Representation Date that the Company delivers a certificate pursuant to Section 4(k), the Company shall furnish, if necessary in the reasonable discretion of the Agents and requested by such Agents, a certificate of the same tenor as the certificate referred to in said Section 6(g), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.
(p)Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and at each Representation Date, unless a waiver is applicable (or promptly thereafter in the case Section 4(k)(i) or Section 4(k)(ii) applies), the Company will, if requested by the Agents, conduct a due diligence session, in form and substance satisfactory to the Agents, which shall include representatives of the management and the independent accountants of the Company.
(q)The Company will promptly notify the Agents if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the sale of all Shares provided for in the Prospectus and (ii) the termination of this Agreement in accordance with Section 8 herein.
The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Agents or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Agents may reasonably request.
(r)The Company consents to each Agent trading in the Common Stock for such Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.
(s)The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Shares sold through the Agents under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant quarter.
(t)If to the knowledge of the Company, the conditions set forth in Section 6 shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by any Agent the right to refuse to purchase and pay for such Shares.
(u)Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Agents that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (unless made as of a specified date) (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus and the documents incorporated by reference therein as amended or supplemented as of such date relating to such Shares).
(v)The Company shall ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement. The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on The New York Stock Exchange and to maintain such listing.
(w)During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Securities Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.
(x)The Company shall cooperate with Agents and use its commercially reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.
(y)The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus.
(z)The Company agrees to pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with the Rules 456(b) and 457(r) under the Securities Act.
5.Payment of Expenses.
(a)The Company agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any Blue Sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on The New York Stock Exchange; (vi) any registration or qualification of the

Shares for offer and sale under the securities or Blue Sky laws of the several states (including filing fees and the reasonable and documented fees and expenses of counsel for the Agents relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable and documented fees and expenses of counsel for the Agents relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the reasonable documented out-of-pocket expenses of the Agents, including the reasonable and documented fees, disbursements and expenses of counsel for the Agents in connection with this Agreement and the Registration Statement which shall not exceed $100,000 in connection with the preparation of this Agreement and the commencement of the offering of the Shares plus an additional $10,000 per calendar quarter for ongoing services in connection with the transactions contemplated hereunder (which shall be one outside counsel for all Agents, taken together, unless otherwise agreed by the Company); and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.
6.Conditions to the Obligations of the Agents. The obligations of the Agents under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein, as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery (other than those representations and warranties made as of a specific time), (ii) to the performance by the Company of its obligations hereunder and (iii) the following additional conditions:
(a)The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
(b)The Company shall have requested and caused each Company Counsel, to furnish to the Agent, on every date specified in Section 4(l) of this Agreement, its opinion, dated as of such date and addressed to the Agents, in the form and substance reasonably satisfactory to the Agents, modified as necessary to relate to the Registration Statement and Prospectus as amended or supplemented.
(c)The Agents shall have received from Sales Agents’ Counsel, on every date specified in Section 4(m) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Agents, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(d)The Company shall have furnished or caused to be furnished to the Agents, on every date specified in Section 4(k) of this Agreement, a certificate of the Company, signed by the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Agents, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:
(i)the representations and warranties of the Company in this Agreement are true and correct on and as of such date (other than representations and warranties made as of a specific time), with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;
(ii)no stop order suspending the effectiveness of the Registration Statement or no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
(iii)since the date of the most recent financial statements included or incorporated by reference into the Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of common stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement and the Prospectus), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock other than pursuant to the terms of the Certificate of Designation governing the Convertible Preferred Stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.
(e)The Company shall have requested and caused (i) KPMG LLP, the independent accountants to the Company, and (ii) PricewaterhouseCoopers LLP, the independent accountants to Edge, to have furnished to the Agents, on every date specified in Section 4(n) hereof, addressed to the Agents in form and substance reasonably satisfactory to the Agents; provided, that the letter delivered on every date specified in Section 4(n) hereof, shall use a “cut-off” date no more than two Business Days prior to the date of such letter.
(f)The Company shall have furnished or caused to be furnished to the Agents, on every date specified in Section 4(k) of this Agreement, a certificate, signed on behalf of the Company by its corporate Secretary, in form and substance reasonably satisfactory to the Agents and their counsel.

(g)The Company shall have furnished or caused to be furnished to the Agents, on every date specified in Section 4(k) of this Agreement, a certificate of its chief financial officer with respect to certain financial data contained in the Registration Statement and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Agents.
(h)Since the date of the most recent financial statements included or incorporated by reference into the Disclosure Package and the Prospectus, except as otherwise stated therein (i) there has not been any change in the capital stock (other than the issuance of shares of common stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement and the Prospectus), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock other than pursuant to the terms of the Certificate of Designation governing the Convertible Preferred Stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which is, in the reasonable judgment of the Agents, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
(i)FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.
(j)The Shares shall have been listed and admitted and authorized for trading on The New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Agents.
(k)Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Agents such further information, certificates and documents as the Agents may reasonably request.
If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to any Agent and counsel for such Agent, this Agreement, as it relates to such Agent, and all obligations of such Agent hereunder may be canceled at, or at any time prior to, any Settlement Date or

Time of Delivery, as applicable, by such Agent. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
The documents required to be delivered by this Section 6 shall be delivered at the office of Sidley Austin LLP, counsel for the Agents, at 787 Seventh Avenue, New York, New York 10019, or at the address of such other Sales Agents’ Counsel, as applicable, on each such date as provided in this Agreement.
7.Indemnification and Contribution.
(a)The Company agrees to indemnify and hold harmless each Agent, the directors, officers, employees, affiliates and agents of each Agent and each person who controls each Agent within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Basic Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any Agent specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have. The Company acknowledges that, except as may be agreed in writing between all the parties after the date of this Agreement, or by the Company with respect to such Agent, there is no information furnished in writing by or on behalf of the Agents for inclusion in the Prospectus or any Issuer Free Writing Prospectus.
(b)Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Agent, but only with reference to written information relating to such Agent furnished to the Company by such Agent specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which such Agent may otherwise have.
(c)Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) at the indemnifying party’s expense as incurred to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel (other than local counsel) retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel as incurred if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d)In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Agents agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Agents may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Agents on the other from the offering of the Shares. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Agents severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Agents on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Agents shall be deemed to be equal to the total discounts and commissions, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Agents on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Agents agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall an Agent be required to contribute any amount in excess of the amount by which the discount or commission, as the case may be, applicable to the Shares purchased by such Agent hereunder exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Agent within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of such Agent shall have the same rights to contribution as such Agent, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
8.Termination.
(a)The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through any Agent for the Company, then Section 4(s) shall remain in full force and effect, (ii) with respect to any pending sale, through such Agent for the Company, the obligations of the Company, including in respect of compensation of the Agents, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.
(b)Each Agent shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall have no effect on the obligations of any other Agent under this Agreement and shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect with respect to such Agent notwithstanding such termination.
(c)This Agreement shall remain in full force and effect unless terminated pursuant to Section 8(a) by the Company or Section 8(b) by all of the Agents or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(d)Unless earlier terminated pursuant to this Section 8, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through the Agents on the terms and subject to the conditions set forth herein; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.
(e)Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.
(f)In the case of any purchase of Shares by any Agent pursuant to a Terms Agreement, the obligations of such Agent pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Agent, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the sole judgment of such Agent, is material and adverse and makes it impracticable or inadvisable to proceed with the offering or delivery of the Shares, on the terms and in the manner contemplated by this Agreement and the Prospectus.
9.Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of each Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Agents or the Company or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.
10.Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Agents, will be mailed or delivered to Truist Securities, Inc., 50 Hudson Yards, 70th Floor, New York, New York 10001, Attention: Equity Capital Markets (Email: dl.atm.offering@truist.com); J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: Sanjeet Dewal (Phone: (212) 622-8783) (Email: sanjeet.s.dewal@jpmorgan.com); BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: ATM Execution (Email: dg.atm_execution@bofa.com), with a copy to ECM Legal (Fax: 212-230-8730); and TCBI Securities, Inc., doing business as Texas Capital Securities, 2000 McKinney Avenue, Suite 700, Dallas, Texas 75201, Attention: Head of Capital Markets (Email: ecm@texascapital.com) in each case with a copy to Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Samir A. Gandhi; or, if sent to the Company, will be mailed or delivered to 8226 Philips Highway, Suite 101, Jacksonville, Florida 32256; Attention: Aaron Futch, General Counsel, with copy to email: aaron.futch@redwirespace.com, with a copy to Sheppard, Mullin, Richter & Hampton LLP, 321 North Clark Street, 32nd Floor, Chicago, Illinois 60654, Attention: Alexander M. Schwartz and Nick Pappas, with copy to email: ASchwartz@sheppardmullin.com and NPappas@sheppardmullin.com..

11.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, affiliates, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
12.No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and each Agent and any affiliate through which it may be acting, on the other, (b) each Agent is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Company and (c) the Company’s engagement of each Agent in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Agent has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that any Agent has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
13.Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and any Agent with respect to the subject matter hereof.
14.Applicable Law. This Agreement, any Terms Agreement and any claim, controversy or dispute arising under or related to this Agreement or any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York.
15.Waiver of Jury Trial. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.
16.Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
17.Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.
18.Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
“Disclosure Package” shall mean (i) the Basic Prospectus, (ii) the Prospectus, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (iv) the public offering price of Shares sold at the relevant Applicable Time and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
“Rule 153”, “Rule 158”, “Rule 164”, “Rule 172”, “Rule 401”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 436”, “Rule 456”, “Rule 457” and “Rule 462” refer to such rules under the Securities Act.
19.Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Agents to properly identify their respective clients.
20.Miscellaneous.
(a)Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.
(b)Recognition of the U.S. Special Resolution Regimes.
(i)In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(ii)In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 20(b):
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
(c)Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Agents.
Very truly yours,
REDWIRE CORPORATION
By: /s/ Jonathan Baliff
Name: Jonathan Baliff
Title: Chief Financial Officer

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is
hereby confirmed and accepted
as of the date first written above.
TRUIST SECURITIES, INC.
By: /s/ Keith Carpenter
Name: Keith Carpenter
Title: Managing Director
J.P. MORGAN SECURITIES LLC
By: /s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director
BOFA SECURITIES, INC.
By: /s/ Andrew Chassin
Name: Andrew Chassin
Title: Managing Director

TCBI SECURITIES, INC.
By: /s/ Jon Merriman
Name: Jon Merriman
Title: Head of Equities
[Signature Page to Equity Distribution Agreement]

Schedule I

Schedule of Free Writing Prospectuses included in the Disclosure Package
None

Schedule I

Annex I
[Form of Terms Agreement]
REDWIRE CORPORATION
Common Stock, $0.0001 par value per share
TERMS AGREEMENT
,20
[NAME OF AGENT]
[ADDRESS OF AGENT]
Dear Sirs and/or Mesdames:
Redwire Corporation (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated November 10, 2025 (the “Equity Distribution Agreement”), among the Company and Truist Securities, Inc., J.P. Morgan Securities LLC, BofA Securities, Inc. and TCBI Securities, Inc., doing business as Texas Capital Securities, to issue and sell to [NAME OF AGENT] (the “Agent”) the securities specified in the Schedule I hereto (the “Purchased Shares”).
Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein (other than representations and warranties made as of a specific time) shall be deemed to have been made at and as of the date of this Terms Agreement and the Time of Delivery, except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement and the Time of Delivery in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.
[An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares, in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.]
Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent and the latter agrees to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.
Annex I - 1

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

REDWIRE CORPORATION By: Name: Title:
ACCEPTED as of the date first written above. [NAME OF AGENT]. By: Name: Title:

Annex I - 2

Schedule I
to the Terms Agreement
Number of Shares of Purchased Shares:
Purchase Price by the Agent:
Method of and Specified Funds for Payment of Purchase Price:
By wire transfer to a bank account specified by the Company in same day funds.
Method of Delivery:
Free delivery of the Shares to the Agent’s account at The Depository Trust Company in return for payment of the purchase price.
Time of Delivery:
Closing Location:
Documents to be Delivered:
The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery:
(1)    The opinions referred to in Section 4(l).
(2)    The opinion referred to in Section 4(m).
(3)    The accountants’ letter referred to in Section 4(n).
(4)    The officers’ certificate referred to in Section 4(k).
(5)    Such other documents as the Agent shall reasonably request.
Annex I - 3